Exhibit 10.2

                              EMPLOYMENT AGREEMENT

      This AGREEMENT (the "Agreement"), dated as of March 15, 2002, is made by and between ROY ISRAEL (the "Executive") and CLICKNSETTLE.COM, INC., a Delaware corporation (the "Company").

      WHEREAS, the Executive is currently the Chief Executive Officer and President and Chairman of the Board of Directors of the Company;

      WHEREAS, it is important to the Company that it secure the benefit of the Executive's services, experience and loyalty beyond the termination of the current employment agreement; and

      WHEREAS, Executive is willing to continue to provide his services on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, subject to the terms and conditions set forth below and intending to be legally bound, agree as follows:

      1.    Employment.

            (a) General. The Company hereby agrees to continue to employ the Executive and the Executive agrees to continue to be employed, upon the terms and conditions herein set forth, as Chief Executive Officer and President of the Company. At all times during the Employment Term, as defined below, the Executive shall be the most senior executive officer of the Company. The Executive shall devote substantially all of his efforts to the Company, but during the term of this Agreement he is allowed to engage in other businesses that do not compete with the Company.

            (b) Duties. The duties of the Executive shall include primary responsibility for the administration, organizational structure, strategic direction and overall management of the Company and such other responsibilities as the Board of Directors of the Company may reasonably delegate to the Executive. All employees of the Company shall report to the Executive.

            (c) Board Membership. At all times during the Employment Term, the Company shall nominate the Executive to be elected as a member of the Board of Directors of the Company at each time there is an election for Board members. In addition, the Executive, if elected to the Board, shall be appointed as the Chairman of the Board of Directors unless a majority of the Board believes it would not be in the best interests of the shareholders to appoint the Executive to such position.

      2. Term of Employment. The Company hereby employs the Executive and the Executive shall serve in the employ of the Company under this Agreement for a period effective July 1, 2002 (the "Commencement Date") and extending through and including June 30, 2007 (such date and the last day of any extended term of employment pursuant to this Section 2 being referred to as the "Termination Date"), unless sooner terminated hereunder (the "Initial Term"). The term of this Agreement shall be automatically renewed for successive one (1) year periods (the "Renewal Term") unless either the Executive or the Company gives written notice of non-renewal at least ninety (90) days in advance of the then current Termination Date. (The Initial Term and the Renewal Term shall be collectively referred to herein as the "Employment Term"). At the end of the Initial Term, the Base Salary, as defined below, for the Renewal Term, and each Renewal Term thereafter, may be renegotiated by the Company and the Executive, but in no event shall the Base Salary for the Renewal Term be less than the increased amount after applying Section 3(a).

      3. Compensation and Other Benefits. The Company shall pay and provide the following compensation and other benefits to the Executive during the Employment
Term:

            (a) Base Salary. If the Company has not been approved to be a service provider ("NF Provider") for the Motor Vehicle Insurance Arbitration Program with the New York State Department of Insurance or any similar state program prior to the Commencement Date, then the Company shall pay to the Executive a minimum annual base salary of $301,101 (the "Base Salary") for the first year of the Employment Term. If at any time during the Employment Term or prior thereto, the Company is approved to be an NF Provider, then the Base Salary in effect at such time shall be immediately increased by $100,000 from that day forward. In the event the Company ceases to be an NF Provider then the Company and Executive may negotiate an appropriate decrease in the Base Salary, assuming that the revenues or profit from being an NF Provider are not replaced from other sources, however, the decrease, if any, shall not be more than $100,000. Effective on each anniversary of the Commencement Date during the Employment Term, the Base Salary shall be increased in an amount which is the greater of (i) six percent (6%) per annum and (ii) such amount which reflects increases in the Urban Consumer Price Index for all Urban Consumers for the New York metropolitan area (or any successor Consumer Price Index), based on data published by the Bureau of Labor Statistics of the United States Department of Labor for the period that corresponds with the preceding twelve month period. Such Base Salary shall be paid in accordance with Company policy.

            (b) Fringe Benefits.

                  (i) The Executive shall be entitled to receive twenty (20) days paid vacation for each twelve (12) month period (the "Vacation Time") during the Employment Term.

                  (ii) The Executive shall receive full health and dental insurance coverage for the Executive and his family for which the Company shall pay the premium. The Company shall pay Executive a gross-up payment necessary to cover any tax liability he incurs in connection with the payment of such health and dental insurance premiums by the Company.

                  (iii) The Company shall lease an automobile, to be chosen by the Executive, for his use or the Company may reimburse the Executive for the lease of an automobile, at the Executive's option. The monthly lease payment by the Company for such automobile shall not exceed one thousand dollars ($1,000), provided, however, that if the monthly lease payment is greater than one thousand dollars ($1,000), the Executive acknowledges that the Company shall only pay one thousand dollars ($1,000) towards the monthly lease payment. In addition, the Company shall pay, or reimburse Executive promptly after receiving supporting documentation relating thereto, all taxes and all expenses associated with the lease and use of such automobile.

                  (iv) The Executive shall be entitled to participate in all employee benefit plans, programs and arrangements of the Company now or hereafter made available to senior executives of the Company on a basis which is no less favorable than is made available to any other senior executive of the Company.

                  (v) During the Employment Term, the Company shall maintain key man life insurance on the life of the Executive for the benefit of the Company of at least one million dollars ($1,000,000). In addition, during the Employment Term, the Company shall provide life insurance to the Executive for the benefit of the Executive's estate in an amount to be determined solely by Executive. The premiums on all such policies shall not aggregate more than $15,000 for each year of this Agreement. The Company shall pay a tax gross-up payment to the Executive for taxes, if any, on such premiums. All rights of Executive with respect to any prior life insurance policies shall be governed by the prior employment agreement.

                  (vi) During the Employment Term, the Company shall maintain a long-term disability policy for the Executive which shall provide for disability coverage of 60% of Base Salary. The Company will structure its payments for such policy so that the receipt of the benefit by the Executive shall not be taxable. In addition, if the Executive is taxed upon the reimbursement or payment by the Company of such premiums, then the Company shall pay a tax gross-up payment to compensate the Executive for such taxes, if any.

            (c) Business Expenses. During the Employment Term, the Company shall promptly reimburse the Executive for all ordinary and necessary travel expenses, business expenses, and other disbursements incurred by him for or on behalf of the Company, in the performance of his duties hereunder. The Executive shall provide the Company with an accounting of his expenses, including written documentation when available, which accounting shall clearly reflect which expenses are reimbursable by the Company.

            (d) Bonus.

                  (i) If the Company is not approved to be an NF Provider, then Executive shall be entitled to receive an annual bonus (the "Bonus") in accordance with the criteria set forth in Schedule A hereto, which shall be paid within 30 days after the completion of the annual audit. In addition, if all three maximum criteria (as described in Schedule A) are met or exceeded in a fiscal year, then the Company shall pay Executive an additional $100,000 bonus as long as the Company has a positive pre-tax income ("PTI") or is breakeven after paying the additional bonus. To the extent a portion of the additional bonus can be paid without reducing the Company's PTI to a loss then such amount shall be paid to the Executive. All additional bonuses shall be paid at the same time as the Bonus.

                  (ii) If the Company is approved to be an NF Provider, then the Bonus criteria set forth in Schedule B hereto shall apply once the Company has been an NF Provider for a full fiscal year. In addition, Mr. Israel shall receive a one-time bonus payment of $100,000


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


payable after the Company has been approved to be an NF Provider for a consecutive twelve month period. Further, if all three maximum criteria (as described in Schedule B) are met in a fiscal year then the Company shall pay the Executive an additional $100,000 bonus as long as the Company has a positive PTI or is breakeven after paying the additional bonus. To the extent a portion of the additional bonus can be paid without reducing the Company's PTI to a loss then such amount shall be paid to the Executive. All additional bonuses shall be paid at the same time as the Bonus. In the event the Company is no longer an NF Provider then the Company and Executive shall negotiate appropriate changes to the Bonus criteria set forth in Schedule B hereto.

                  (iii) The Executive may also receive an annual bonus which may consist of stock options, cash or any combination thereof at the sole discretion of the Board of Directors or any Committee of the Board of Directors vested with the power to determine such grants.

            (e) Options. The Company hereby grants to Executive options (the "Bonus Options") to purchase an aggregate of 150,000 shares of common stock of the Company as of March 15, 2002. The Bonus Options shall have the following terms: (i) 20,000 options with an exercise price equal to the closing bid price on March 15, 2002 as reported by the Nasdaq Small Cap Market, with 10,000 options thereof vesting on March 15, 2003 and the remaining 10,000 options vesting on March 15, 2004 as long as the Executive is employed by the Company on such dates, and all 20,000 options shall expire on March 15, 2012; and (ii) 130,000 options with an exercise price equal to 110% of the closing bid price on March 15, 2002 as reported by the Nasdaq Small Cap Market, with 65,000 options vesting on March 15, 2003 and the remaining 65,000 options vesting on March 15, 2004 as long as the Executive is employed by the Company on such dates, and all 130,000 options will expire on March 15, 2007.

      4. Location. Except when travelling, the Executive shall work in the Company's New York offices or in any other location selected by the Company with the Executive's prior written approval.

      5. Termination of Employment.

            (a) Termination For Cause. During the Employment Term, the Executive may be terminated "For Cause" as that term is defined herein. "For Cause" shall mean (i) willful misconduct by the Executive in the performance of his duties hereunder; or (ii) the Executive is convicted of a felony. In no event shall the results of the Company's operations or business decisions made by the Executive constitute For Cause. The Company shall immediately notify the Executive of its intention to terminate this Agreement For Cause (the "Cause Notice"). Any determination that For Cause exists shall only be made after the Executive shall have been given a reasonable opportunity to present his view of relevant facts and circumstances to the Board of Directors of the Company and the Company shall have made a reasonable independent and impartial investigation thereof. The Executive shall be given twenty (20) days from receipt of the Cause Notice in which to present to the Board of Directors his view of the relevant facts. If this Agreement is terminated pursuant to Section 5(a) hereof, then this Agreement shall terminate on the date set by the Board of Directors.


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


            (b) Termination Other Than For Cause. If at anytime during the Employment Term, the Company desires to terminate the Agreement other than For Cause ("Termination Other Than For Cause") then the Executive shall be entitled to receive the greater of (i) his Base Salary plus the Severance Bonus Amount, as defined herein, for the remainder of the Employment Term and (ii) three times the sum of the Base Salary and the Severance Bonus Amount. The Severance Bonus Amount shall mean one hundred and fifteen percent (115%) of the Bonus paid to the Executive for the full fiscal year immediately prior to termination. The entire severance amount owed to the Executive shall be paid during the one-year period following the termination of the Agreement at the same intervals as the Base Salary had been paid prior to such date. In addition, all unvested options shall immediately vest and, at the Executive's option, the Company shall pay to the Executive the difference between the exercise price of all of his options tendered to the Company in accordance with this section and the closing price as reported by the Nasdaq Small Cap Market, or whatever exchange or national market the Company's common stock is traded on at such time, on the greater of (x) the date of termination of the Executive's employment, and (y) the Tender Date, as defined herein. Such payment shall be made only to the extent such closing price is greater than the exercise price of the options so tendered. The Executive shall have ninety (90) days from the date of termination of employment to make an election by giving notice of tender of the options to the Company (the "Tender Notice"). The Tender Notice shall state (A) the number of options being tendered, and (B) the price to be used for calculating the payment, which shall either be the closing price on the termination of employment date or the date of the Tender Notice (the "Tender Date"). The Company shall make the necessary payment within five (5) business days of the Tender Date. The options with which the Executive has tendered shall thereafter be cancelled. The Company is obligated to maintain all other benefits under the Employment Term for any period remaining under the Employment Term or for a period of one (1) year from the date of termination, whichever is longer. The Executive shall not be required to mitigate.

            (c) Change-in-Duties. If at any time during the Employment Term, the Executive's duties are changed ("Change-in-Duties") so that he is no longer the most senior executive officer of the Company, then such change may be deemed by the Executive as a material breach of the Agreement by the Company. In such event, the Executive may terminate this Agreement immediately by giving written notice to the Company and Executive shall receive as severance compensation the same severance package as set forth in Section 5(b) hereof.

            (d) Permanent Disability. If during the Employment Term, the Executive shall become Permanently Disabled (as defined below), the Company shall give thirty (30) day written notice of termination and this Agreement shall terminate on the last day of such period. "Permanently Disabled" shall mean that the Executive is eligible to receive all permanent disability benefits under the permanent disability policies maintained by the Company for the Executive. Evidence of such disability shall be certified by a physician reasonably acceptable to both the Executive and the Company. The Executive shall be entitled to receive (i) any Base Salary owed through the date of termination,
(ii) the Base Salary and Severance Bonus Amount for a period of one (1) year following the date of termination, which shall be paid in accordance with the Company's regular payroll policy, (iii) reimbursement for any business expenses incurred and unpaid prior to termination, (iv) all options granted to Executive shall immediately vest, (v) all health, dental and life insurance benefits provided for under this Agreement shall be


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


maintained for the greater of a period of one (1) year from the date of termination and the remainder of the Employment Term, (vi) all accrued but unpaid Bonus amounts shall be paid within five (5) days of the date of termination or within thirty (30) days of the completion of the annual audit, whichever is later, and (vii) all disability benefits payable under the relevant policies.

            (e) Death of the Executive. If the Executive dies prior to the expiration of the Employment Term this Agreement shall terminate on the date of death and Executive's beneficiary, designee, or estate ("Beneficiary") shall be entitled to receive (i) any Base Salary owed though the date of death, (ii) all accrued but unpaid Bonus amounts shall be paid within five (5) days of the date of death or within thirty (30) days of the completion of the annual audit, whichever is later, (iii) reimbursement for any business expenses incurred and unpaid prior to the Executive's death, (iv) all options granted to Executive shall immediately vest, and (v) all health and dental benefits provided for under this Agreement shall be maintained for Executive's family for the greater of a period of one (1) year following the date of death and the remainder of the Employment Term.

            (f) Failure to Renew. If the Company gives notice of non-renewal of this Agreement or does not enter into a new employment agreement with the Executive at the end of the Employment Term then the Executive shall be entitled to receive one year of his Base Salary plus the Severance Bonus Amount which shall be paid to Executive during the one-year period following the end of the Employment Term in accordance with regular Company payroll policy and his health, dental and life insurance benefits for him and his family shall be continued for one year from the end of his employment.

      6. Trade Secrets and Proprietary Information of the Company.

            (a) By virtue of his employment, Executive will have access to, will acquire and will become acquainted with various trade secrets and confidential and proprietary information relating to the businesses of the Company, including but not limited to: identity of clients, employees, supplies, hearing officers and distribution lists, contracts, addresses, and information about such employees, employee relations, hearing officers, clients and suppliers, employee handbooks, clients, price lists, costs and expenses, documents, budgets, proposals, financial information, inventions, patterns, processes, computer programs, specification, all records of the accounts of clients, hearing officers, prices, schedules, and other documentations, computer hardware and software, and any other records and books relating in any manner whatsoever to the clients and hearing officers of the Company, whether prepared by the Executive or otherwise, and whether situated inside or outside the offices of the Company which are used in the operation of the businesses of the Company.

            (b) The Executive shall hold in strictest confidence and shall not disclose or use any trade secret or confidential information of the Company, directly and indirectly, or use them in any way, either during the term of the Executive's employment hereunder or for one (1) year thereafter, except as required in the course of Executive's employment with the Company. Executive understands that the term "trade secret" or "confidential information" means all information concerning the Company that is not in the public domain.


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


      7. Non-Compete. In consideration of the compensation to be received by Executive from the Company, Executive shall not: (a) during the period Executive is employed with the Company, engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, member or partner of, any business or organization that is or shall then be competing with the Company; and (b) for a period of one (1) year after the termination of this Agreement, directly or indirectly, (i) market or provide any competitive services to any clients of the Company or (ii) solicit or contact any person who is employed or act as hearing officer for the Company at the time that Executive ceases being employed by the Company for the purpose of employing or retaining such person as an employee, consultant or hearing officer; provided, however, that nothing in this section shall prohibit the Executive from employing or retaining such person where the Executive did not initiate the contact with such person. If any restriction contained in this section shall be deemed invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provision hereof to the fullest extent allowed by law, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. In the event of a breach of the Agreement by the Company, this paragraph shall be deemed immediately null and void.

      8. Change-in-Control.

            Within ninety (90) days after a Change-in-Control of the Company, as defined below, this Agreement may be terminated by the Executive by the giving of written notice to the Company that the Executive elects to terminate this Agreement effective immediately. This provision shall not be affected by the Executive entering into any other employment, consulting or other arrangement with the Company, or any successor thereto, prior to, following or contemporaneously with a Change-in-Control. In such event, the Executive shall receive as severance compensation the same severance package as set forth in
Section 5(b) hereof, except that such compensation shall be paid in a lump sum within five (5) days after the termination date, however, any amounts (and only such amounts) payable by the Company solely as a result of the Executive sending a Tender Notice shall be made in accordance with Section 5(b). "Change-in-Control" shall mean:

            (a) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and other than the Company or fiduciary holding securities under any employee benefit plan of the Company becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

            (b) during any 24-consecutive-month period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors


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


unless the Executive has approved such change in his individual capacity as an employee under this Agreement and not only as a Director;

            (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company's assets.

To the extent any payment or distribution of any type to or for the benefit of the Executive is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code relating to "golden parachute payments," or any successor thereto, then the Company shall pay the Executive a gross-up amount to cover such excise tax.

      9. Miscellaneous.

            (a) Amendment; Waiver. This Agreement may not be modified, amended or waived in manner except by an instrument in writing signed by all the parties hereto. Failure to exercise any rights hereunder shall not constitute a waiver of such rights.

            (b) Governing Law. All matters affecting or in connection with this Agreement, the employment of the Executive or the termination or resignation of the Executive, are to be governed by, interpreted and construed in accordance with the laws of the State of New York without giving effect to the state's conflict of law principles.

            (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered the same day if delivered by personal delivery, five (5) days from the date if mailed by certified mail, return receipt requested, or on the day delivered to the other party if sent by a nationally-recognized overnight carrier to addresses as follows:

      If to the Executive:             Roy Israel
                                       63 Shelter Lane
                                       Roslyn Heights, New York  11577

      If to the Company:               clickNsettle.com, Inc.
                                       1010 Northern Boulevard
                                       Suite 336
                                       Great Neck, New York  11021
                                       Attn:  Board of Directors


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


      With a copy to (which shall      Robert S. Matlin, Esq.
      not constitute notice)           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       590 Madison Avenue
                                       New York, New York 10022

            d) Severability. Each provision hereof is intended to be severable, and the invalidity of any portion of this Agreement shall not affect the validity or legality of the remainder hereof.

            (e) Counterparts. This Agreement may be executed by the parties hereto in counterpart, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            (f) Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

            (g) Successors and Assigns. This Agreement shall be binding upon any successor or assign of the Company.

            (h) Arbitration. The parties agree that in the event of any dispute or controversy arising out of or in connection with this Agreement or any alleged breach thereof (a "Dispute"), the parties shall submit the Dispute for arbitration in New York City before three (3) arbitrators; one arbitrator shall be chosen by the Executive, one arbitrator by the Company and the third by the two chosen arbitrators. If any party fails to choose its arbitrator within thirty (30) days after a request is made to designate an arbitrator, then that party waives its right to choose an arbitrator and the arbitrator shall immediately go forward before the one arbitrator chosen by the non-breaching party. The decision of the arbitrators will be final and binding upon the parties, and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and the cost of arbitration shall be borne as determined by the arbitrators.

            (i) Conflicts. The Company acknowledges that the Executive may have conflicting duties and interests based on his positions as an employee, director and significant shareholder of the Company. In each instance, the Company further acknowledges that the Executive is entitled to act in his self-interest in each such role. For example, Executive may vote as a director in favor of a Change-in-Control, but may still as an employee elect to terminate this Agreement as a result of the Change-in-Control. A vote by the Executive in his role as a director or shareholder would never waive or limit his rights as an employee under this Agreement.


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


      IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

                                         CLICKNSETTLE.COM, INC.


                                         By:  /s/Patricia Giuliani-Rheaume
                                              ----------------------------
                                              Name:  Patricia Giuliani-Rheaume
                                              Title: Vice President and Chief
                                                     Financial Officer


                                         /s/ Roy Israel
                                         ---------------------------------
                                         ROY ISRAEL


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


                                   SCHEDULE A


Criteria                       Performance                                     Weight            Bonus
--------                       -----------                                     ------            -----
Threshold
Annual increase in revenues    10% over prior year                                40%
Improvement in cash flow       Increase of $250,000 per year                      30%
Pre-tax income (loss)          Improvement of $250,000 over prior year            30%           30% of
                                                                                 100%      Base Salary
                                                                                 ----      -----------

Target
Annual increase in revenues    15% over prior year                                40%
Improvement in cash flow       Increase of $375,000 per year                      30%
Pre-tax income (loss)          Improvement of $375,000 over prior year            30%           40% of
                                                                                 100%      Base Salary
                                                                                 ----      -----------

Maximum
Annual increase in revenues    20% over prior year                                40%
Improvement in cash flow       Increase of $500,000 per year                      30%
Pre-tax income (loss)          Improvement of $500,000 over prior year            30%           50% of
                                                                                 100%      Base Salary
                                                                                 ----      -----------


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


                                   SCHEDULE B


Criteria                       Performance                                     Weight            Bonus
--------                       -----------                                     ------            -----
Threshold
Improvement in cash flow       Increase of $400,000 per year                      50%
Pre-tax income (loss)          Improvement of $400,000 over prior year            50%           30% of
                                                                                 100%      Base Salary
                                                                                 ----      -----------


Target
Improvement in cash flow       Increase of $525,000 per year                      50%
Pre-tax income (loss)          Improvement of $525,000 over prior year            50%           40% of
                                                                                 100%      Base Salary
                                                                                 ----      -----------


Maximum
Improvement in cash flow       Increase of $750,000 per year                       50%
Pre-tax income (loss)          Improvement of $750,000 over prior year             50%          50% of
                                                                                  100%     Base Salary
                                                                                 ----      -----------


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